KANEB SERVICES, INC.

      CORPORATE INSURERS LTD

      KANEB INVESTMENT MANAGEMENT, INC.
          Kaneb Investment, L.L.C.

      KANEB (BVI) CORP.

      FURMANITE GERMANY, INC.
          Management Services Furmanite Holding GmbH
             Furmanite Technische Dienstleisfungen GmbH (formerly
                Zweipack GmbH)
             Furmanite Pipeline Ingenieur - Team GmbH
             Furmanite Industrie Service GmbH

      KANEB EQUIPMENT LEASING COMPANY, INC.
          Furmanite Equipment Leasing Company, Inc.

      KANEB INFORMATION SERVICES, INC.
          InformaTech, Inc.
          National Asset Acceptance, Inc.
          National Asset Information Services, Inc.
          Fields Financial Services, Inc. (formerly Kaneb Metering Corp.)
             Fields Data Management
          Viata Corporation
          Greentree Software and Services, Inc.

      FURMANITE WORLDWIDE, INC. (formerly Kaneb International, Inc.)
          Furmanite America Inc.
             Kaneb Energy Canada, Ltd.
                 Furmanite Canada Ltd
          Furmanite Offshore Services, Inc.
             Furmseal (pty) Limited
             Furmanite Australia Pty Ltd (formerly Denon Pty Ltd)
             Furmanite V & P Engineering Ltd (formerly V & P Engineering Ltd) Furmanite Holding AS
                 Furmanite AS (Norway)
                    CMS:  Corrision Monitoring Services AS
             Furmanite SA
             Furmanite NV
                 Metalock NV (Belgium)
             Furmeta Holding BV
                 Metaholding BV
                    Furmanite BV
                    Metalock BV
             Furmanite East Asia Ltd (Hong Kong)
             Furmanite Singapore PTE Ltd.
          Furmanite plc (formerly Kaneb UK plc)
                 Furmanite 1986 LTD
                 Furmanite International LTD

       KANEB PIPE LINE COMPANY
          Kaneb Pipe Line Partners, L.P.
          Kaneb Pipe Line Operating Partnership, L.P.
             Support Terminal Operating Partnership, L.P.
             Support Terminal Services, Inc.
                 StanTrans, Inc.
                    StanTrans Holding, Inc.
                        StanTrans Partners, L.P.
          Kaneb Management Company, Inc.
             Diamond K Limited
             Kaneb Management, L.L.C.
          Martin Oil Corporation
      SUSSEX INTERNATIONAL LIMITED
      TEXAS ENERGY SERVICES, INC.